LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) dated October 30, 2013, is by and among Trebor Industries, Inc., a Florida corporation (“the “Debtor”), Brownie’s Marine Group, Inc., a Florida corporation and Mikkel Pitzner or assigns (the “Lender”).

W I T N E S S E T H:

WHEREAS, Debtor seeks to borrow money from Lender.

WHEREAS, the Lender desires to extend a loan (the “Loan”) to Debtor for the purposes described herein.

WHEREAS, the amount of the Loan, which will be evidenced by a Secured Promissory Note executed by Debtor concurrently herewith, will be $85,000 (the “Note”).

WHEREAS, Debtor is a wholly owned subsidiary of Brownie’s Marine Group, Inc., a publicly traded company (“BWMG”).

WHEREAS, in order to induce the Lender to extend the Loan evidenced by the Note, BWMG has agreed to issue to Lender an option to purchase shares of BWMG’s common stock.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Loan.

(a) Advance. Upon the execution of this Agreement and delivery of the Note in the form attached hereto, Lender shall advance to Debtor $85,000, the proceeds of which are to be used by Debtor to satisfy that certain deficiency judgment in favor of Branch Banking and Trust Company (“BBT”) as filed in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida. This Agreement shall be effective on the date Lender advances $85,000 to Debtor.

(b) Secured Interest. The Note shall be secured by all of the assets of Debtor pursuant to the Security Agreement attached hereto (the “Security Agreement”).

(c) Personal Guaranty. For so long as the Loan is outstanding, the chief executive officer of BWMG shall personally guaranty the Loan.

(d) BWMG Option. As an inducement to Lender to enter into this Loan Agreement and advance funds to Debtor, BWMG, as parent company of the Debtor, shall enter into the Option Agreement attached hereto (the “Option Agreement”).

2. Representations and Warranties of Debtor. Debtor represents and warrants to Lender as follows:

(a) The Debtor has the requisite corporate power and authority to enter into this Agreement, the Security Agreement and the Note and otherwise carry out the obligations hereunder. The execution, delivery and performance by Debtor of this Agreement and the Note have been duly authorized by all necessary action on the part of Debtor and no further action is required by Debtor.

(b) The Debtor, subject to the release of the BBT liens, and the continuation of liens in the ordinary course of business, owns its assets free and clear of any liens, security interests, encumbrances, rights or claims.

3. Representations and Warranties of Lender. Lender represents and warrants to Debtor as follows:

(a) Lender has the requisite corporate power and authority to enter into this Agreement and otherwise carry out its obligations hereunder;

(b) Lender, as a director of BWMG has had an opportunity to review all information about BWMG and the Debtor and to ask questions of its officers and directors.

4. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Note) under the Note;

(b) Any representation or warranty of Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by Debtor to observe or perform any of its obligations hereunder.

5. Term of Agreement. This Agreement shall terminate on the date on which all payments under the Note have been made in full or have been satisfied.

6. Miscellaneous.

(a) No course of dealing between the Debtor and the Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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(b) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(c) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(d) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(e) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(f) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(g) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Florida without regard to the conflict of law principles thereof. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, or in respect of the transactions contemplated thereby, whether in tort or contract or at law or in equity, exclusively in the applicable state or federal courts sitting in Broward County, Florida (the “Chosen Courts”). Solely in connection with such actions, proceedings and claims, the parties irrevocably submit to the jurisdiction of the chosen courts, and agree not to assert as a defense in any such action, suit or proceeding that such party is not subject to the jurisdiction of the chosen courts, that such action, proceeding or claim may not be brought or is not maintainable in the chosen courts, that venue is not appropriate in the chosen courts, or that this Agreement may not be enforced in the chosen courts. Each of the parties agrees that service of process or other papers upon such party in any such action or proceeding shall be effective if notice is given in accordance with the provisions on notice contained in this Agreement. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement.

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(h) All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) business day after delivery to an overnight carrier, or, if sent by facsimile, upon receipt of a confirmation of delivery:

If to Debtor or BWMG:	Trebor Industries, Inc.
940 N.W. 1st Street
Fort Lauderdale, Florida 33311
Attn: Robert Carmichael
If to Lender:	Mikkel Pitzner
10205 Piedmont Drive
Highlands Ranch, Colorado 80126

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

TREBOR INDUSTRIES, INC.

/S/ROBERT CARMICHAEL
Robert Carmichael, President

BROWNIE’S MARINE GROUP, INC.

/S/ROBERT CARMICHAEL
Robert Carmichael, Chief Executive Officer

/S/MIKKEL PITZNER
Mikkel Pitzner

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